EXHIBIT 99.1

Apollo Makes Key Leadership Appointments Aligned to Firm’s Five-Year Plan Announced at 2024 Investor Day

CEO Marc Rowan to Enter Into 5-Year Employment Agreement Extension

Jim Zelter Named President of Apollo Global Management

John Zito Named Co-President of Apollo Asset Management Alongside Scott Kleinman

NEW YORK, January 15, 2025 – Apollo (NYSE: APO) today announced that Jim Zelter has been named President of Apollo Global Management, Inc. (AGM), the holding company for its asset management and retirement services businesses. The newly created role reflects Apollo’s continued operational expansion and its significant growth plans across both the Apollo Asset Management, Inc. (AAM) and Athene Holding Ltd. subsidiaries. As President, Zelter will work closely with AGM CEO Marc Rowan to drive Apollo’s recently announced five-year plan and lead a number of key strategic initiatives across its asset management and retirement services businesses.

In addition, John Zito has been named Co-President of AAM where he will serve alongside Scott Kleinman, Co-President of AAM. Kleinman and Zito will oversee all investing activity and day-to-day management of the asset management business. Zito will continue as Head of Credit for Apollo.

“We are rich for talent at Apollo. These senior leadership appointments reflect that and will support our ongoing evolution as a next generation financial services firm,” said CEO Marc Rowan. “Jim has been a key partner to me for nearly two decades and prior to joining the firm spent more than 20 years in financial services. John is a talented investor who has built an impressive credit organization with strong leadership; he will be a natural complement to Scott and his equities expertise.”

Rowan continued, “Two of the biggest trends we see in the next five years are the convergence of public and private markets, and the changing role of financial institutions. These promotions strengthen our position for the future as we execute on our five-year plan and capitalize on these opportunity sets.”

Jay Clayton, Chair of Apollo Global Management, said, “These appointments reflect Apollo’s commitment to strong, shareholder-aligned stewardship of the business, and our board enthusiastically supports this elevation of our next generation. We are finalizing a five-year extension of Marc’s leadership of the firm. With Marc at the helm, the senior leadership team in place, and our dozens of remarkable senior professionals across the firm, the board is confident we have the talent and alignment to deliver on our five-year plan for all our stakeholders.”

Jim Zelter said, “I joined Apollo nearly two decades ago and our evolution has been nothing short of transformational. We have crafted an ambitious, achievable strategy and purpose-built a platform that responds to the modern needs of how institutions and individuals will allocate and invest, how companies are financed, and the future of retirement and wealth generation. I am excited and energized to take on this new role and work with Marc and the management team to help Apollo achieve our full potential as innovators in both alternative asset management and retirement services.”

Jim Zelter joined Apollo in 2006 and led the build out and expansion of Apollo’s credit platform. He was named Co-President of AAM in 2018. John Zito joined Apollo in 2012 and serves as a Partner and head of Apollo’s credit business at AAM. Zito continues in these roles in addition to his new position as Co-President of AAM. Prior to Apollo, Zito was a Managing Director and Portfolio Manager at Brencourt Advisors and a Portfolio Manager at Veritas Fund Group.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of September 30, 2024, Apollo had approximately $733 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements

In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “seek,” “continue,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2024, and the quarterly report on Form 10-Q filed with the SEC on November 6, 2024, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contacts

Noah Gunn

Global Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0540

IR@apollo.com

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com